UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (D)
OF THE SECURITIES EXCHANGE ACT OF 1934

January 13, 2022
Date of Report (Date of earliest event reported)

SINCLAIR BROADCAST GROUP, INC.
(Exact name of registrant as specified in its charter)

Maryland	000-26076	52-1494660
(State of organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

10706 Beaver Dam Road
Hunt Valley, MD  21030
(Address of principal executive offices and zip code)

(410) 568-1500
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value $ 0.01 per share	SBGI	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, Diamond Sports Group, LLC (“DSG”), a wholly-owned subsidiary of Sinclair Broadcast Group, Inc. (“Sinclair”), is a party to the Credit Agreement dated August 23, 2019 (as amended or otherwise modified, the “Diamond Credit Agreement”) among Diamond Sports Intermediate Holdings LLC (“Holdings”), DSG, JPMorgan Chase Bank, N.A., as administrative agent, and the issuing banks and lenders party thereto (collectively, the “Lenders”), an indenture for the 5.375% Senior Secured Notes due 2026 (the “5.375% Senior Secured Notes” and such indenture, the “5.375% Secured Notes Indenture”) dated as of August 2, 2019, an indenture for the 6.625% Senior Notes due 2027 (the “Existing Unsecured Notes”) dated as of August 2, 2019 and an indenture for the 12.750% Senior Secured Notes due 2026 (the “12.750% Senior Secured Notes” and, together with the 5.375% Secured Notes, the “Existing Secured Notes”) dated as of June 10, 2020 (the “12.750% Secured Notes Indenture” and, together with the 5.375% Secured Notes Indenture, the “Existing Secured Indentures”), entered into among DSG, Diamond Sports Finance Company, as co-issuer (together with DSG, the “Issuers”), Holdings, the other parties thereto as guarantors, and U.S. Bank National Association, as trustee.

Sinclair entered into non-disclosure agreements with certain Lenders holding term loans (“Existing Term Loans”) under the Diamond Credit Agreement and certain holders of, or investment advisors, sub-advisors, or managers of funds or accounts that hold, the Existing Secured Notes and the Existing Unsecured Notes (“Noteholders,” and collectively with the Lenders, the “Holders”) for the purpose of engaging in discussions with such Holders and their respective advisors concerning potential interest in funding new DSG indebtedness and exchanging and/or repurchasing existing DSG indebtedness (the “Transaction Discussions”). As a result of the Transaction Discussions, DSG and certain Holders have agreed on the principal terms of a new money financing and recapitalization (the “Transaction”), whereby DSG intends to raise $600 million in new capital and to defer the cash payment of a portion of its management fee to Sinclair, which together are expected to provide approximately $1.0 billion of liquidity enhancement over the next five years to the Company and enable DSG to strengthen its balance sheet and better position itself for long-term growth.

Accordingly, DSG, Sinclair and certain Holders have entered into a transaction support agreement (together with all exhibits, annexes and schedules thereto, the “Transaction Support Agreement”), dated January 13, 2022, which contemplates that, among other things, DSG would obtain a new $600 million first-priority lien term loan credit facility which would mature in May 2026 and would rank first in lien priority on shared collateral ahead of DSG’s loans and/or commitments under the Diamond Credit Agreement and Existing Secured Notes (the “First Lien Credit Facility”).

The Transaction Support Agreement sets forth the terms agreed between DSG, Sinclair and Holders of approximately 49.7% of the aggregate principal amount of the Existing Term Loans, approximately 53.7% of the aggregate outstanding principal amount of the 5.375% Senior Secured Notes and approximately 16.7% of the aggregate outstanding principal amount of the 12.750% Senior Secured Notes.

The Transaction Support Agreement also contemplates, among other things, that:

•all Holders of Existing Term Loans will be offered the opportunity to exchange, on a pro rata basis, and Holders of Existing Secured Notes who meet certain eligibility criteria will be offered the opportunity to exchange (collectively, the “Exchanges”), the entire amount of such Holders’ (x) Existing Term Loans into, as applicable, senior secured second-priority lien term loans (the “Exchange Second Lien Term Loan” and, together with the Exchange Revolver (as defined below), the “Second Lien Credit Facilities” and together with the First Lien Credit Facility, the “Super-Priority Credit Facilities”) with the same or substantially the same maturity, pricing and other economic terms as the Existing Term Loans, but with more restrictive covenants and other terms, which terms will be (in each case other than as outlined in the Transaction Support Agreement or otherwise agreed pursuant to definitive documents) substantially consistent with the First Lien Facility, and (y) Existing Secured Notes into senior secured second-priority lien notes (the “Exchange Second Lien Notes” and together with the Super-Priority Credit Facilities, the “Super-Priority Facilities”) with more restrictive covenants and other terms, which terms will be (in each case other than as outlined in the Transaction Support Agreement or otherwise agreed pursuant to definitive documents) substantially consistent with the Second Lien Credit Facilities;
•Lenders under DSG’s existing revolving credit facility under the Diamond Credit Agreement will be offered the opportunity to exchange the entire amounts of their respective revolving loans and commitments thereunder into a senior secured second-priority lien revolving credit facility (the “2L Revolving Credit Facility”) under the Second Lien Credit Facilities;
•Holders that are parties to the Transaction Support Agreement will use commercially reasonable best efforts to obtain additional support for the Transactions (in the form of joinder agreements) from other Holders as is necessary for purposes of obtaining the requisite consents of Lenders and Noteholders described below; and

•the liens in favor of any Holders who fail to participate or consent in the Exchanges would be subordinated to the liens securing the Super-Priority Facilities, and it is expected that certain of the covenants, events of default and related definitions in the Diamond Credit Agreement and the Existing Secured Indentures will be eliminated in a manner customary for covenant amendments as part of exit consents for transactions of this type.

The Transaction Support Agreement contains certain covenants on the part of each of DSG, Sinclair and the executing Holders, including, among other things, (i) limitations on DSG’s, Sinclair’s and the executing Holders’ ability to pursue alternative transactions, (ii) commitments to use commercially reasonable efforts to support, and take all commercially reasonable actions necessary or reasonably requested to facilitate, the consummation of the Transaction in accordance with the terms, conditions and applicable deadlines set forth in the Transaction Support Agreement, and (iii) commitments by the parties to negotiate in good faith to finalize the documents and agreements governing the Transaction.

The executing Holders’ obligations under the Transaction Support Agreement are subject to certain conditions, including, without limitation, execution and delivery of definitive documentation with respect to the Transaction, the completion of satisfactory due diligence, receipt of all necessary consents to the consummation of the Transaction, including consents from the Lenders of at least a majority of the outstanding loans and commitments under the Diamond Credit Agreement, the Noteholders of at least 66 2/3% of the aggregate outstanding principal amount of the 5.375% Senior Secured Notes, the Noteholders of at least 66 2/3% of the aggregate outstanding principal amount of the 12.750% Senior Secured Notes (or DSG and the executing Holders having otherwise reached an agreement with respect to the Transaction acceptable to DSG and such Holders), and other customary closing conditions. There can be no assurance that such conditions will be satisfied.

If the closing date of the Transaction does not occur prior to March 31, 2022, the executing Holders and/or DSG may terminate the Transaction Support Agreement. Although DSG intends to pursue the Transaction in accordance with the terms set forth in the Transaction Support Agreement, there can be no assurance that DSG will be successful in completing the Transaction or any other similar transaction on the terms set forth in the Transaction Support Agreement, on different terms or at all.

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor a solicitation of consents from any holders of securities, nor shall there be any sale of securities or solicitation of consents in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. Any solicitation or offer will only be made pursuant to a separate disclosure statement distributed to the relevant holders of securities.

The foregoing descriptions of the Transaction Discussions and Transaction Support Agreement are summaries only and are qualified in their entirety by reference to the Transaction Support Agreement, which is furnished herewith as Exhibit 10.1.

Item 7.01 Regulation FD Disclosure.

In connection with the Transaction Discussions, DSG has provided certain financial and other information regarding Holdings and its consolidated subsidiaries to the Lenders and holders of the Existing Secured Notes. A copy of the materials provided to these debtholders is furnished herewith as Exhibit 99.1. In addition, on January 13, 2022, DSG issued a press release disclosing the events described in Item 1.01 above. A copy of the press release is attached hereto as Exhibit 99.2.

Cautionary Note Regarding Forward-Looking Statements

The matters discussed in the information furnished herewith include forward-looking statements regarding, among other things, future events and actions. When used in the supplemental financial discussion, the words “outlook,” “intends to,” “believes,” “anticipates,” “expects,” “achieves,” “estimates,” and similar expressions are intended to identify forward-looking statements. Such statements are subject to a number of risks and uncertainties. Actual results in the future could differ materially and adversely from those described in the forward-looking statements as a result of various important factors, including and in addition to the assumptions set forth therein, but not limited to: the potential impacts of the novel coronavirus (“COVID-19”) pandemic on our business operations, financial results and financial position and on the world economy, including the significant disruption to the operations of the professional sports leagues, the need to provide rebates to our distributors related to canceled professional sporting events, and loss of advertising revenue due to postponement or cancellation of professional sporting events, and reduced consumer spending as a result of shelter in place and stay at home orders; work stoppages in professional sports leagues having the same or similar effects as the foregoing; our ability to generate cash to service our substantial indebtedness; successful execution of outsourcing agreements; the successful execution of retransmission consent agreements; the successful execution of network affiliation and distributor agreements; the successful execution of media rights agreements with professional sports teams; the impact of over-the-top and other emerging technologies and their potential impact on cord-cutting; the impact of distributors offering “skinny” programming bundles that may not include all programming of our networks; pricing and demand fluctuations in local and national advertising; the successful implementation and consumer adoption of our sports direct to consumer platform; volatility in programming costs; the market acceptance of new programming; our ability to identify and consummate acquisitions and investments, to manage increased leverage resulting from acquisitions and investments, and to achieve anticipated returns on those investments once consummated; the impact of pending and future litigation claims against Sinclair; the impact of Federal Communications Commission and other regulatory proceedings against Sinclair, uncertainties associated with potential changes in the regulatory environment affecting our business and growth strategy, and any risk factors set forth in Sinclair’s recent reports on Form 10-Q and/or Form 10-K, as filed with the SEC. There can be no assurances that the assumptions and other factors referred to in the information furnished herewith will occur. The information is speculative and subjective in nature and was based upon expectations, beliefs, opinions, and assumptions, which are inherently uncertain and include factors that are beyond the control of Sinclair and DSG and may not prove to be accurate; does not necessarily reflect current expectations, beliefs, opinions, or assumptions that the management of Sinclair and DSG may have about the prospects for its businesses, changes in general business or economic conditions, or any other transaction or event that has occurred or that may occur or that was not anticipated at the time such information was prepared; may not reflect current results or future performance, which may be significantly more favorable or less favorable than projected by such information; and is not, and should not be regarded as, a representation that any of the expectations contained in, or forming a part of, the forecasts will be achieved. Sinclair undertakes no obligation to publicly release the results of any revisions to these forward-looking statements except as required by law.

The information set forth in and incorporated into Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.1 and 99.2, is being furnished under Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability of that section nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing. The filing of Item 7.01 of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information herein that is required to be disclosed solely by reason of Regulation FD.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Transaction Support Agreement, dated as of January 13, 2022, by and among Diamond Sports Group LLC, Sinclair Broadcast Group, Inc. and the Holders identified therein.
99.1	Secured Creditor Discussion Materials.
99.2	Press release, dated January 13, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINCLAIR BROADCAST GROUP, INC.

By: /s/ David R. Bochenek

Name:    David R. Bochenek
Title:    Senior Vice President / Chief Accounting Officer
Dated: January 13, 2022